Exhibit 99.1

Rackspace Hosting Reports Fourth Quarter and Year-End 2009 Results

For the quarter ended December 31, 2009:

•	Net revenue of $169.5 million grew 18.4% year-over-year and 4.4% from Q3 2009
•	Adjusted EBITDA (1) of $56.0 million grew 31.4% year-over-year and 8.8% from Q3 2009
•	Achieved adjusted EBITDA margin of 33.0%, up from 29.7% in Q4 2008
•	Net income of $9.0 million grew 32.0% year-over-year and 18.8% from Q3 2009

SAN ANTONIO – February 16, 2010 – Rackspace® Hosting, Inc. (NYSE: RAX) announced financial results for the quarter and year ended December 31, 2009.

Net revenue for the fourth quarter ended December 31, 2009 was $169.5 million, up 4.4% from the previous quarter and up 18.4% from the fourth quarter of 2008.  Unfavorable changes in currency exchange rates had a minimal negative impact on fourth quarter net revenue.  Net revenue for the year was $629.0 million, an increase of 18.2% relative to 2008.  Unfavorable changes in currency exchange rates had a negative impact on full year net revenue of $28 million. 2009 net revenue growth on a constant currency basis was 23%.

Managed hosting revenue for the quarter increased to $152.4 million, up from $147.1 million in the third quarter of 2009.  Cloud revenue increased to $17.1 million in the quarter, up from $15.3 million in the third quarter of 2009.  For the full year, cloud net revenue was $56.4 million, an increase of 124.8% relative to 2008.

Total server count increased to 56,671, up from 54,655 servers at the end of the third quarter of 2009, and total customers increased to 90,925, up from 80,944 at the end of the third quarter of 2009.

“We have spent the past year preparing for the next cycle of growth and we are developing fast.  We have a strong position in the market today because of our specialized focus on hosted computing, our unique culture of customer service, known as Fanatical Support®, and our powerful hybrid portfolio approach that combines dedicated hosting and cloud hosting,” said Lanham Napier, president and chief executive officer. “In 2010, we plan to boost enterprise sales, continue to gain traction in the cloud, improve our SMB offering and mine our installed base for growth opportunities.”

Adjusted EBITDA for the quarter was $56.0 million, an 8.8% increase compared to the third quarter of 2009 and a 31.4% increase compared to the fourth quarter of 2008.  For the full year, adjusted EBITDA was $200.6 million, an increase of 38.0% relative to 2008.  The adjusted EBITDA margin for the quarter was 33.0%, up from 31.7% in the third quarter and 29.7% in the fourth quarter of 2008.  For the full year, the adjusted EBITDA margin was 31.9%, up nearly 460 basis points from 2008.

Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $2.5 million for the quarter and $4.6 million for the full year relating to operating leases for the data centers in Northern Virginia and Chicago.  Operations began in Northern Virginia in the second quarter of 2009 and Rackspace is now in the fifth of ten phases, while operations will begin in Chicago at the end of the first quarter of 2010.

“We are pleased with the business performance in 2009.  Amid the toughest economy in 70 years, we delivered on all the promises that we outlined last February,” said Bruce Knooihuizen, chief financial officer.  “As we think about 2010 and beyond, we’re excited about the opportunities in our managed hosting and cloud businesses.  We have made significant investments over the past year – we bolstered our management team, developed an enterprise offering and transformed the cloud.  These investments and others have earned us the number one spot in the managed hosting and cloud computing industry, positioning us well for next cycle of growth.”

Net income was $9.0 million for the quarter, up 18.8% from the previous quarter and up 32.0% from the fourth quarter of 2008.  For the full year, net income was $30.2 million, an increase of 39.2% relative to 2008.  Net income margin for the quarter was 5.3% compared to 4.7% for the previous quarter and 4.8% for the fourth quarter of 2008.  For the full year, the net income margin was 4.8%, up more than 70 basis points from 2008.

Cash flow from operating activities was $65.7 million for the fourth quarter of 2009. Capital expenditures were $47.1 million, including $28.4 million for purchases of customer gear, $7.9 million for data center build outs, $5.4 million for office build outs, and $5.4 million for capitalized software and other expenditures.

For the full year of 2010, the company expects to have total capital expenditures of $185 to $235 million, including $140 to $160 million for customer gear, $10 to $20 million for data centers, $10 to $20 million for office space, and $25 to $35 million for capitalized software and other.

Adjusted free cash flow (1) for the quarter was $6.1 million and for the full year was $13.8 million.

At the end of the fourth quarter, cash and cash equivalents were $125.4 million. Included in that amount are investments in money market funds in the amount of $60.7 million. Debt obligations totaled $167.4 million consisting of $109.7 million related to capital leases and $57.7 million related to current and non-current debt. $50.0 million of non-current debt is related to borrowings on the company’s line of credit. The company has an additional $194.3 million available for future borrowings on the company’s line of credit.

On a worldwide basis, Rackspace employed 2,774 Rackers as of December 31, 2009, up from 2,730 Rackers as of September 30, 2009 and 2,611 Rackers as of December 31, 2008.

Rackspace Developments and Cloud Highlights

•
Additions to Senior Leadership Team: In December, the company appointed Mark Roenigk as Chief Operating Officer. Mark has executive experience at eBay, where he served as its Chief Procurement Officer and Vice President of Operational Excellence, and XM Satellite Radio, where he served as Senior Vice President of Operations. In January, the company also appointed Steve Mills as Chief Information Officer.

•
Launch of Cloud Servers for Windows: This beta offering marries Microsoft technology with utility pricing and on-demand convenience.  Windows users can now deploy servers in minutes and pay only for what they use.

•
Launch of Cloud Drive, Server Backup and Hosted Microsoft SharePoint: This new set of product offerings allows businesses to move their IT applications to the cloud. These products help customers spend less time maintaining basic IT systems, such as file servers and data backup software, and instead focus on their core competencies that drive revenue and add business value.

•
Rackspace Email & Apps Named Winner of Frost & Sullivan Customer Value Award: This award recognizes Rackspace’s outstanding performance in customer service and high value-to-cost ratio, leading to improved customer retention and customer base expansion.

Conference Call and Webcast

Management will host a conference call to discuss its fourth quarter and year-end 2009 financial results today at 4:30 p.m. EST. To access the conference call, please dial 888-395-3241 from the United States or dial 719-325-2204 from abroad and reference pass code 2038418. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting

Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 12, 2009 and in Rackspace Hosting’s Form 10-K for the year ended December 31, 2009, expected to be filed on or before March 1, 2010. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Media Relations
Jason Luce	Rachel Ferry
210-312-7291	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)			(Unaudited)
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2008	2009	2009	2008	2009
Net revenue	$143,137	$162,399	$169,516	$531,933	$628,987
Costs and expenses:
Cost of revenue	45,019	53,093	53,405	172,583	200,943
Sales and marketing	21,447	19,860	20,016	80,323	79,458
General and administrative	38,236	43,622	45,388	148,706	168,116
Depreciation and amortization	26,310	32,696	35,018	90,172	125,229
Total costs and expenses	131,012	149,271	153,827	491,784	573,746
Income from operations	12,125	13,128	15,689	40,149	55,241
Other income (expense):
Interest expense	(3,153)	(2,147)	(2,096)	(8,229)	(8,950)
Interest and other income (expense)	492	523	90	768	255
Total other income (expense)	(2,661)	(1,624)	(2,006)	(7,461)	(8,695)
Income before income taxes	9,464	11,504	13,683	32,688	46,546
Income taxes	2,620	3,900	4,648	10,985	16,328
Net income	$6,844	$7,604	$9,035	$21,703	$30,218

Net income per share
Basic	$0.06	$0.06	$0.07	$0.20	$0.25
Diluted	$0.06	$0.06	$0.07	$0.19	$0.24

Weighted average number of shares outstanding
Basic	116,957	121,501	122,891	108,528	120,570
Diluted	121,900	129,160	131,524	115,406	127,420

Consolidated Balance Sheets

(In thousands)	December 31,	December 31,
	2008	2009
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$238,407	$125,425
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,295 as of December 31, 2008
and $4,298 as of December 31, 2009	30,932	38,732
Income taxes receivable	12,318	7,509
Deferred income taxes	3,050	9,764
Prepaid expenses and other current assets	7,788	10,239
Total current assets	292,495	191,669

Property and equipment, net	362,042	432,971
Goodwill	6,942	22,329
Intangible assets, net	15,101	10,790
Other non-current assets	8,681	10,886
Total assets	$685,261	$668,645

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$71,387	$89,773
Current portion of deferred revenue	16,284	17,113
Current portion of obligations under capital leases	38,909	46,415
Current portion of debt	5,944	4,893
Total current liabilities	132,524	158,194

Non-current deferred revenue	3,883	2,331
Non-current obligations under capital leases	50,781	63,287
Non-current debt	204,779	52,791
Non-current deferred income taxes	13,398	30,850
Other non-current liabilities	10,212	11,765
Total liabilities	415,577	319,218

Commitments and contingencies

Stockholders' equity:
Common stock	117	124
Additional paid-in capital	207,589	251,337
Accumulated other comprehensive loss	(16,027)	(10,257)
Retained earnings	78,005	108,223
Total stockholders’ equity	269,684	349,427
Total liabilities and stockholders’ equity	$685,261	$668,645

Consolidated Statements of Cash Flows

(In thousands)	Three Months Ended			Year Ended
	(Unaudited)			(Unaudited)
	December 31,	September 31,	December 31,	December 31,	December 31,
	2008	2009	2009	2008	2009
Cash Flows From Operating Activities
Net income	$6,844	$7,604	$9,035	$21,703	$30,218
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation and amortization	26,310	32,696	35,018	90,172	125,229
Loss on disposal of equipment, net	611	489	51	2,888	1,027
Provision for bad debts and customer credits	1,809	2,466	1,499	4,149	10,347
Deferred income taxes	1,613	(214)	4,290	12,099	9,379
Deferred rent	(630)	1,925	2,329	(211)	4,378
Share-based compensation expense	4,144	5,612	5,258	15,017	20,124
Other non-cash compensation expense	77	190	104	289	565
Excess tax benefits from share-based
compensation arrangements	-	-	-	(3,212)	-
Changes in certain assets and liabilities
Accounts receivables	(6,756)	(4,133)	(84)	(12,202)	(17,075)
Income taxes receivable	(1,481)	9,281	(3,437)	(12,318)	4,809
Accounts payable and accrued expenses	(4,267)	(9,434)	11,817	13,398	14,603
Deferred revenue	(183)	(1,602)	1,231	1,931	(1,163)
All other operating activities	6,278	(2,524)	(1,460)	2,879	(5,573)
Net cash provided by operating activities	34,369	42,356	65,651	136,582	196,868

Cash Flows From Investing Activities
Purchases of property and equipment, net	(32,547)	(26,024)	(34,652)	(165,396)	(117,292)
Acquisitions, net of cash acquired	(9,739)	-	-	(9,739)	-
Earnout payments for acquisitions	-	(1,200)	-	-	(6,822)
Net cash used in investing activities	(42,286)	(27,224)	(34,652)	(175,135)	(124,114)

Cash Flows From Financing Activities
Principal payments of capital leases	(9,495)	(11,591)	(12,167)	(32,376)	(44,680)
Principal payments of notes payable	(1,330)	(1,381)	(821)	(6,851)	(6,729)
Borrowings on line of credit	-	-	-	200,000	-
Payments on line of credit	-	(50,000)	-	(57,301)	(150,000)
Payments for debt issuance costs	-	(39)	-	(158)	(367)
Proceeds from sale leaseback transactions	-	-	-	1,543	-
Proceeds from issuance of common stock at IPO net of offering expenses	(641)	-	-	144,554	-
Proceeds from issuance of common stock, net	-	-	-	548	-
Proceeds from exercise of warrants	-	-	-	278	-
Proceeds from employee stock plans	-	3,513	4,759	1,964	14,489
Excess tax benefits from share-based compensation arrangements	-	-	-	3,212	-
Net cash provided by (used in) financing activities	(11,466)	(59,498)	(8,229)	255,413	(187,287)

Effect of exchange rate changes on cash	(2,528)	(561)	(295)	(3,390)	1,551

Increase (decrease) in cash and cash equivalents	(21,911)	(44,927)	22,475	213,470	(112,982)

Cash and cash equivalents, beginning of period	260,318	147,877	102,950	24,937	238,407

Cash and cash equivalents, end of period	$238,407	$102,950	$125,425	$238,407	$125,425

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$14,848	$16,974	$12,398	$73,556	$64,692
Acquisition of property and equipment by notes payable	-	3,690	-	11,934	3,690
Vendor financed equipment purchases	$14,848	$20,664	$12,398	$85,490	$68,382

Shares issued in business combinations	$1,785	$6,800	$-	$1,785	$8,680
Cash payments for interest, net of amount capitalized	$3,940	$1,908	$1,947	$9,616	$8,213
Cash payments for income taxes	$289	$2,362	$3,351	$6,364	$8,651

Key Metrics – Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized net	December 31,	March 31,	June 30,	September 30,	December 31,
revenue per average technical square foot)	2008	2009	2009	2009	2009
Growth
Managed hosting customers at period end	18,480	19,048	19,363	19,328	19,304
Cloud customers at period end**	34,820	43,030	51,440	61,616	71,621
Number of customers at period end	53,300	62,078	70,803	80,944	90,925

Managed hosting, net revenue	$134,275	$134,204	$138,943	$147,065	$152,394
Cloud, net revenue	$8,862	$10,873	$13,052	$15,334	$17,122
Net revenue	$143,137	$145,077	$151,995	$162,399	$169,516
Revenue growth (year over year)	34.2%	21.3%	16.2%	17.4%	18.4%

Net upgrades (monthly average)	1.4%	0.9%	1.2%	1.2%	1.3%
Churn (monthly average)	-1.3%	-1.1%	-1.0%	-1.1%	-0.8%
Growth in installed base (monthly average) *	0.1%	-0.2%	0.2%	0.1%	0.4%

Number of employees (Rackers) at period end	2,611	2,661	2,648	2,730	2,774
Number of servers deployed at period end	47,518	50,038	52,269	54,655	56,671

Profitability
Income from operations	$12,125	$13,021	$13,403	$13,128	$15,689
Depreciation and amortization	$26,310	$27,804	$29,711	$32,696	$35,018
Share-based compensation expense
Cost of revenue	$678	$629	$675	$778	$768
Sales and marketing	$595	$698	$721	$826	$639
General and administrative	$2,871	$2,910	$3,621	$4,008	$3,851
Total share-based compensation expense	$4,144	$4,237	$5,017	$5,612	$5,258
Adjusted EBITDA (1)	$42,579	$45,062	$48,131	$51,436	$55,965

Adjusted EBITDA margin (1)	29.7%	31.1%	31.7%	31.7%	33.0%

Operating income margin	8.5%	9.0%	8.8%	8.1%	9.3%

Income from operations	$12,125	$13,021	$13,403	$13,128	$15,689
Effective tax rate	27.7%	36.6%	36.2%	33.9%	34.0%
Net operating profit after tax (NOPAT) (1)	$8,766	$8,255	$8,551	$8,678	$10,355
NOPAT margin	6.1%	5.7%	5.6%	5.3%	6.1%

Capital efficiency and returns
Interest bearing debt	$300,413	$201,507	$210,284	$167,976	$167,386
Stockholders' equity	$269,684	$282,880	$308,823	$330,392	$349,427
Less: Excess cash	$(200,620)	$(117,611)	$(129,638)	$(83,462)	$(105,083)
Capital base	$369,477	$366,776	$389,469	$414,906	$411,730

Average capital base	$350,499	$368,127	$378,123	$402,188	$413,318
Capital turnover (annualized)	1.63	1.58	1.61	1.62	1.64

Return on capital (annualized) (1)	10.0%	9.0%	9.0%	8.6%	10.0%

Capital expenditures
Purchases of property and equipment, net	$32,547	$25,589	$31,027	$26,024	$34,652
Vendor financed equipment purchases	$14,848	$11,683	$23,637	$20,664	$12,398
Total capital expenditures	$47,395	$37,272	$54,664	$46,688	$47,050

Customer gear	$23,073	$19,255	$32,448	$28,705	$28,421
Data center build outs	$14,240	$11,386	$13,914	$4,028	$7,880
Office build outs	$8,340	$2,239	$1,651	$5,432	$5,350
Capitalized software and other projects	$1,742	$4,392	$6,651	$8,523	$5,399
Total capital expenditures	$47,395	$37,272	$54,664	$46,688	$47,050

Infrastructure capacity and utilization
Technical square feet of data center space at period end ***	134,923	157,523	177,371	167,821	162,848
Annualized net revenue per average technical square foot ***	$4,212	$3,969	$3,631	$3,764	$4,101
Utilization rate at period end	70.4%	64.6%	59.8%	62.3%	65.3%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Beginning March 31, 2009, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
*** The technical square feet as of December 31, 2009 includes an additional 2,200 square feet for the Virginia data center less 7,173 square feet for operations at a U.K. data center that was decommissoned and migrated to the Slough data center during the second half of 2009.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Key Metrics – Year to Date
(Unaudited)

	Year Ended
(Dollar amounts in thousands, except annualized net	December 31,	December 31,
revenue per average technical square foot)	2008	2009
Growth
Managed hosting customers at period end	18,480	19,304
Cloud customers at period end**	34,820	71,621
Number of customers at period end	53,300	90,925

Managed hosting, net revenue	$506,855	$572,606
Cloud, net revenue	$25,078	$56,381
Net revenue	$531,933	$628,987
Revenue growth (year over year)	46.9%	18.2%

Net upgrades (monthly average)	1.8%	1.2%
Churn (monthly average)	-1.2%	-1.0%
Growth in installed base (monthly average) *	0.6%	0.2%

Number of employees (Rackers) at period end	2,611	2,774
Number of servers deployed at period end	47,518	56,671

Profitability
Income from operations	$40,149	$55,241
Depreciation and amortization	$90,172	$125,229
Share-based compensation expense
Cost of revenue	$2,465	$2,850
Sales and marketing	$2,141	$2,884
General and administrative	$10,411	$14,390
Total share-based compensation expense	$15,017	$20,124
Adjusted EBITDA (1)	$145,338	$200,594

Adjusted EBITDA margin (1)	27.3%	31.9%

Operating income margin	7.5%	8.8%

Income from operations	$40,149	$55,241
Effective tax rate	33.6%	35.1%
Net operating profit after tax (NOPAT) (1)	$26,659	$35,851
NOPAT margin	5.0%	5.7%

Capital efficiency and returns
Interest bearing debt	$300,413	$167,386
Stockholders' equity	$269,684	$349,427
Less: Excess cash	$(200,620)	$(105,083)
Capital base	$369,477	$411,730

Average capital base	$292,238	$390,472
Capital turnover (annualized)	1.82	1.61

Return on capital (annualized) (1)	9.1%	9.2%

Capital expenditures
Purchases of property and equipment, net	$165,396	$117,292
Vendor financed equipment purchases	$85,490	$68,382
Total capital expenditures	$250,886	$185,674

Customer gear	$105,606	$108,829
Data center build outs	$79,820	$37,208
Office build outs	$41,214	$14,672
Capitalized software and other projects	$24,246	$24,965
Total capital expenditures	$250,886	$185,674

Infrastructure capacity and utilization
Technical square feet of data center space at period end	134,923	162,848
Annualized net revenue per average technical square foot	$4,189	$3,929
Utilization rate at period end	70.4%	65.3%

* Due to rounding, totals may not equal the sum of the line items in the table above.
** Beginning 2009, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Net revenue	$143,137	$145,077	$151,995	$162,399	$169,516
Costs and expenses:
Cost of revenue	45,019	46,210	48,235	53,093	53,405
Sales and marketing	21,447	20,502	19,080	19,860	20,016
General and administrative	38,236	37,540	41,566	43,622	45,388
Depreciation and amortization	26,310	27,804	29,711	32,696	35,018
Total costs and expenses	131,012	132,056	138,592	149,271	153,827
Income from operations	12,125	13,021	13,403	13,128	15,689
Other income (expense):
Interest expense	(3,153)	(2,535)	(2,172)	(2,147)	(2,096)
Interest and other income (expense)	492	(91)	(267)	523	90
Total other income (expense)	(2,661)	(2,626)	(2,439)	(1,624)	(2,006)
Income before income taxes	9,464	10,395	10,964	11,504	13,683
Income taxes	2,620	3,807	3,973	3,900	4,648
Net income	$6,844	$6,588	$6,991	$7,604	$9,035

	Three Months Ended
(Percent of net revenue)	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	31.5%	31.9%	31.7%	32.7%	31.5%
Sales and marketing	15.0%	14.1%	12.6%	12.2%	11.8%
General and administrative	26.7%	25.9%	27.3%	26.9%	26.8%
Depreciation and amortization	18.4%	19.2%	19.5%	20.1%	20.7%
Total costs and expenses	91.5%	91.0%	91.2%	91.9%	90.7%
Income from operations	8.5%	9.0%	8.8%	8.1%	9.3%
Other income (expense):
Interest expense	-2.2%	-1.7%	-1.4%	-1.3%	-1.2%
Interest and other income (expense)	0.3%	-0.1%	-0.2%	0.3%	0.1%
Total other income (expense)	-1.9%	-1.8%	-1.6%	-1.0%	-1.2%
Income before income taxes	6.6%	7.2%	7.2%	7.1%	8.1%
Income taxes	1.8%	2.6%	2.6%	2.4%	2.7%
Net income	4.8%	4.5%	4.6%	4.7%	5.3%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.  See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net revenue	$143,137	$145,077	$151,995	$162,399	$169,516

Income from operations	$12,125	$13,021	$13,403	$13,128	$15,689

Net income	$6,844	$6,588	$6,991	$7,604	$9,035
Plus: Income taxes	2,620	3,807	3,973	3,900	4,648
Plus: Total other (income) expense	2,661	2,626	2,439	1,624	2,006
Plus: Depreciation and amortization	26,310	27,804	29,711	32,696	35,018
Plus: Share-based compensation expense	4,144	4,237	5,017	5,612	5,258
Adjusted EBITDA	$42,579	$45,062	$48,131	$51,436	$55,965

Operating income margin	8.5%	9.0%	8.8%	8.1%	9.3%

Adjusted EBITDA margin	29.7%	31.1%	31.7%	31.7%	33.0%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2008	2009
Net revenue	$531,933	$628,987

Income from operations	$40,149	$55,241

Net income	$21,703	$30,218
Plus: Income taxes	10,985	16,328
Plus: Total other (income) expense	7,461	8,695
Plus: Depreciation and amortization	90,172	125,229
Plus: Share-based compensation expense	15,017	20,124
Adjusted EBITDA	$145,338	$200,594

Operating income margin	7.5%	8.8%

Adjusted EBITDA margin	27.3%	31.9%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

Beginning in the period ending March 31, 2009, we define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which for these periods is calculated as three percent of our annualized net revenue for the three months prior to period end.  For prior periods, we defined excess cash as our investments in money market funds.  As a result of a decrease in capital requirements due to the completion of the last phase of our DFW data center and phase 2 of our Slough, U.K. data center, as well as the signing of leases to occupy data centers that have minimal data center build out costs, our operating cash requirements have declined. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009

Income from operations	$12,125	$13,021	$13,403	$13,128	$15,689
Effective tax rate	27.7%	36.6%	36.2%	33.9%	34.0%
Net operating profit after tax (NOPAT)	$8,766	$8,255	$8,551	$8,678	$10,355

Net income	$6,844	$6,588	$6,991	$7,604	$9,035

Total assets at period end	$685,261	$601,434	$656,793	$625,330	$668,645
Less: Excess cash	(200,620)	(117,611)	(129,638)	(83,462)	(105,083)
Less: Accounts payable and accrued expenses	(71,387)	(71,211)	(87,316)	(77,108)	(89,773)
Less: Deferred revenue (current and non-current)	(20,167)	(20,374)	(20,011)	(18,222)	(19,444)
Less: Other non-current liabilities and deferred income taxes	(23,610)	(25,462)	(30,359)	(31,632)	(42,615)
Capital base	$369,477	$366,776	$389,469	$414,906	$411,730

Average total assets	$685,236	$643,348	$629,114	$641,062	$646,988
Average capital base	$350,499	$368,127	$378,123	$402,188	$413,318

Return on assets (annualized)	4.0%	4.1%	4.4%	4.7%	5.6%
Return on capital (annualized)	10.0%	9.0%	9.0%	8.6%	10.0%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2008	2009
Income from operations	$40,149	$55,241
Effective tax rate	33.6%	35.1%
Net operating profit after tax (NOPAT)	$26,659	$35,851

Net income	$21,703	$30,218

Total assets at period end	$685,261	$668,645
Less: Excess cash	(200,620)	(105,083)
Less: Accounts payable and accrued expenses	(71,387)	(89,773)
Less: Deferred revenues (current and non-current)	(20,167)	(19,444)
Less: Other non-current liabilities and deferred income taxes	(23,610)	(42,615)
Capital base	$369,477	$411,730

Average total assets	$487,183	$647,493
Average capital base	$292,238	$390,472

Return on assets (Net income/Average total assets)	4.5%	4.7%
Return on capital (NOPAT/Average capital base)	9.1%	9.2%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash refunds (payments) for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated, and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc.  Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Year Ended
(In thousands)	December 31, 2009	December 31, 2009
	(Unaudited)
Adjusted EBITDA	$55,965	$200,594
Non-cash deferred rent	2,329	4,378
Total capital expenditures	(47,050)	(185,674)
Cash payments for interest, net	(1,911)	(8,005)
Cash refunds (payments) for income taxes, net	(3,229)	2,502
Adjusted free cash flow	$6,104	$13,795

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity.  Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

(Dollars in thousands)	As of December 31,
2009
(Unaudited)
Obligations under capital leases	$109,702
Debt	57,684
Total debt	$167,386
Less: Cash and cash equivalents	(125,425)
Net debt	$41,961
Adjusted EBITDA (trailing twelve months)	$200,594

Net leverage	0.21x